EXHIBIT 4.3
PRS SERIES 20[__]-[__] TRUST,
Issuer,
and
[________________],
Indenture Trustee
________________________
INDENTURE
________________________
Dated as of [__________], 20[__]
PRS MORTGAGE-BACKED NOTES

I

(continued)

II

(continued)

III

(continued)

EXHIBITS
Exhibit A	—	Form of Class A Notes
Exhibit B	—	Form of Class M Notes
Appendix A	—	Definitions

IV

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS*

Trust Indenture
Act Section	Indenture Section

310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.12
(b)	6.12
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313(a)	7.04
(b)	7.04
(c)	7.03(a)(iii), 7.04
(d)	7.04
314(a)	3.10, 7.03(a)
(b)	3.07
(c)(1)	8.05(c), 10.01(a)
(c)(2)	8.05(c), 10.01(a)
(c)(3)	Not Applicable
(d)(1)	8.05(c), 10.01(b)
(d)(2)	8.05(c), 10.01(b)
(d)(3)	8.05(c), 10.01(b)
(e)	10.01(a)
315(a)	6.01(b)
(b)	6.05
(c)	6.01(a)
(d)	6.01(c)
(d)(1)	6.01(c)
(d)(2)	6.01(c)
(d)(3)	6.01(c)
(e)	5.13
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.07
317(a)(1)	5.04
317(a)(2)	5.03(d)
317(b)	3.03(a)
318(a)	10.07

*	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

     This Indenture, dated as of [__________], 20[__], is between PRS Series 20[__]-[__] Trust, a Delaware statutory trust, as issuer (the “Issuer”), and [________________], as indenture trustee (the “Indenture Trustee”).
WITNESSETH:
     Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Issuer’s Series 20[__]-[__] PRS Mortgage-Backed Notes (the “Notes”).
GRANTING CLAUSE:
     The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest in and to all accounts, chattel paper, general intangibles, contract rights, payment intangibles, certificates of deposit, deposit accounts, instruments, documents, letters of credit, money, advices of credit, investment property, goods and other property consisting of, arising under or related to whether now existing or hereafter created in any of the following: (a) the Mortgage Loans, and all monies due or to become due thereunder; (b) the Custodial Account and Note Payment Account, , and all funds on deposit or credited thereto from time to time; (c) all hazard insurance policies; (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).
     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
     The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.
ARTICLE I
Definitions
     Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.
     Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the Securities and Exchange Commission.
          “indenture securities” means the Notes.
          “indenture security holder” means a Noteholder.
          “indenture to be qualified” means this Indenture.
          “indenture trustee” or “institutional trustee” means the Indenture Trustee.
          “obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
     Section 1.03 Rules of Construction. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
          (c) “or” includes “and/or”;
          (d) “including” means “including without limitation”;
          (e) words in the singular include the plural and words in the plural include the singular;
          (f) the term “proceeds” has the meaning ascribed thereto in the UCC; and
          (g) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
Original Issuance of Notes
     Section 2.01 Form. The Class A Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A, and the Class M Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit B, and with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.
     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.
     The terms of the Class A Notes and Class M Notes set forth in Exhibit A and Exhibit B, respectively, are part of the terms of this Indenture.
     Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.
     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes for original issue in an amount equal to the Initial Aggregate Note Balance. The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class M-1 and Class M-2 Notes shall have initial principal amounts of the Initial Class I-A-1 Note Balance, Initial Class I-A-2 Note Balance, Initial Class II-A-1 Note Balance, Initial Class II-A-2 Note Balance, Initial Class M-1 Note Balance and Initial Class M-2 Note Balance, respectively.
     Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Book-Entry Notes, and the Notes shall be issuable in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof.
     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III
Covenants
     Section 3.01 Collection of Payments with Respect to the Mortgage Loans. The Indenture Trustee shall establish and maintain with itself the Note Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Note Payment Account.
     Section 3.02 Maintenance of Office or Agency. The Issuer will maintain in the City of [________], [________], an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
     Section 3.03 Money for Payments to Be Held in Trust; Paying Agent. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Note Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee to act as initial Paying Agent hereunder. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:
          (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
          (b) give the Indenture Trustee written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
          (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;
          (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and
          (f) deliver to the Indenture Trustee a copy of the statement to Noteholders prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement.
     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Noteholders of the Notes which have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).
     Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

     Section 3.05 Priority of Distributions; Defaulted Interest.
          (a) In accordance with Section 3.03(a) of the Servicing Agreement, the priority of distributions on each Payment Date from Principal Collections and Interest Collections with respect to the Mortgage Loans and any optional advance of delinquent principal or interest on the Mortgage Loans made by the Servicer in respect of the related Collection Period, is as follows:
          (i) from Interest Collections related to Loan Group I, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class I-A-1 and Class I-A-2 Notes and from Interest Collections related to Loan Group II, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class II-A-1 and Class II-A-2 Notes;
          (ii) from Interest Collections related to Loan Group II, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class I-A-1 and Class I-A-2 Notes to the extent not paid pursuant to clause (i) above and from Interest Collections related to Loan Group I, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class II-A-1 and Class II-A-2 Notes to the extent not paid pursuant to clause (i) above;
          (iii) from Principal Collections for Loan Group I, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class I-A-1 and Class I-A-2 Notes and from Principal Collections related to Loan Group II, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class II-A-1 and Class II-A-2 Notes;
          (iv) from Principal Collections for Loan Group II, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class I-A-1 and Class I-A-2 Notes and from Principal Collections related to Loan Group I, to pay accrued and unpaid interest, pro rata, due on the Note Balances of the Class II-A-1 and Class II-A-2 Notes;
          (v) from Interest Collections related to the Mortgage Loans, to pay accrued and unpaid interest due, sequentially, to the Class M-1 Notes and then to the Class M-2 Notes;
          (vi) from Principal Collections for Loan Group I, to pay as principal on the Class I-A-1 and Class I-A-2 Notes (pro rata) in an amount equal to the Group I Principal Distribution Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero, and then to the Class II-A-1 and Class II-A-2 Notes (pro rata), in an amount equal to the Group I Principal Distribution Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero;
          (vii) from Principal Collections for Loan Group II, to pay as principal on the Class II-A-1 Notes and Class II-A-2 Notes (pro rata) in an amount equal to the Group II Principal Distribution Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero, and then to the Class I-A-1 and Class I-A-2 Notes (pro rata), in an amount equal to the Group II Principal Distribution

Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero;
          (viii) from the Class M-1 Principal Distribution Amount, to pay as principal on the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;
          (ix) from the Class M-2 Principal Distribution Amount, to pay as principal on the Class M-2 Notes, until the Note Balance thereof has been reduced to zero;
          (x) from Excess Spread, to pay as principal on the Class I-A-1 Notes and Class I-A-2 Notes (pro rata) any Group I Liquidation Loss Distribution Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero, and to pay as principal on the Class II-A-1 Notes and Class II-A-2 Notes (pro rata) any Group II Liquidation Loss Distribution Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero;
          (xi) from remaining Excess Spread, to pay as principal on the Class M-1 Notes any Group I Liquidation Loss Distribution Amount and the Group II Liquidation Loss Distribution Amount for that payment date to the extent not paid to the related holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;
          (xii) from remaining Excess Spread, to pay as principal on the Class M-2 Notes any Group I Liquidation Loss Distribution Amount and the Group II Liquidation Loss Distribution Amount for that payment date to the extent not paid to the related holders of the Class A Notes and Class M-1 Notes, until the Note Balance thereof has been reduced to zero;
          (xiii) from remaining Excess Spread, to pay as principal on the Class I-A-1 Notes and Class I-A-2 Notes (pro rata) any Group I Overcollateralization Increase Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero, and to pay as principal on the Class II-A-1 Notes and Class II-A-2 Notes (pro rata) any Group II Overcollateralization Increase Amount for that payment date, in each case until the related Note Balance thereof has been reduced to zero;
          (xiv) from remaining Excess Spread, to pay as principal on the Class M-1 Notes any Overcollateralization Increase Amount for that payment date after application of amounts paid pursuant to clause (xiii) above, until the Note Balance thereof has been reduced to zero;
          (xv) from remaining Excess Spread, to pay as principal on the Class M-2 Notes any Overcollateralization Increase Amount for that payment date after application of amounts paid pursuant to clauses (xiii) and (xiv) above, until the Note Balance thereof has been reduced to zero;

          (xvi) from remaining Excess Spread, to pay as reimbursement to the Class I-A-1 Notes and Class II-A-1 Notes, pro rata, any Liquidation Loss Amounts previously allocated thereto that remains unreimbursed;
          (xvii) from remaining Excess Spread, to pay as reimbursement to the Class I-A-2 Notes and Class II-A-2 Notes, pro rata, any Liquidation Loss Amounts previously allocated thereto that remains unreimbursed;
          (xviii) to pay as reimbursement to the Class M-1 Notes any Liquidation Loss Amounts previously allocated thereto that remains unreimbursed;
          (xix) to pay as reimbursement to the Class M-2 Notes any Liquidation Loss Amounts previously allocated thereto that remains unreimbursed;
          (xx) to the Indenture Trustee, any amounts owing to the Indenture Trustee pursuant to Section 6.07 to the extent remaining unpaid; and
          (xxi) any remaining amount, to the Distribution Account, for distribution to the holders of the Certificates by the Certificate Paying Agent in accordance with the Trust Agreement.
          On each Payment Date, the Paying Agent shall apply, from amounts on deposit in the Note Payment Account, and in accordance with the Servicing Certificate, the amounts set forth above in the order of priority set forth in Section 3.05(a).
          Amounts paid to Noteholders shall be paid in respect of the Notes in accordance with the applicable percentage as set forth in Section 3.05(e). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Noteholder of record thereof on the immediately preceding Record Date by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee, or by check or money order mailed to such Noteholder at such Noteholder’s address appearing in the Note Register, the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder’s Notes; provided, that the Indenture Trustee shall not pay to any such Noteholder any amounts required to be withheld from a payment to such Noteholder by the Code.
          (b) Principal of each Note shall be due and payable in full on the Final Payment Date as provided in the applicable form of Note set forth in Exhibit A and Exhibit B, as applicable. All principal payments on the Notes shall be made in accordance with the priorities set forth in Sections 3.05(a) to the Noteholders entitled thereto in accordance with the related Percentage Interests represented thereby. Upon written notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in the name of which a Note is registered at the close of business on the Record Date preceding the Final Payment Date or other final Payment Date, as applicable. Such notice shall be mailed or faxed no later than five Business Days prior to the Final Payment Date or such other final Payment Date and, unless such Note is then a Book-Entry Note, shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Payment Date or such other final Payment Date will be payable only upon presentation and surrender of such Note, and shall specify the place where such Note may be presented and surrendered for such final payment.
          On each Payment Date, the Overcollateralization Amount available to cover any Liquidation Loss Amounts on such Payment Date shall be deemed to be reduced by an amount equal to such Liquidation Loss Amounts (except to the extent that such Liquidation Loss Amounts were covered on such Payment Date by a payment in respect of Liquidation Loss Amounts).
          (c) With respect to any Payment Date, interest payments on the Notes will be reduced by any Relief Act Shortfalls for the related Collection Period on a pro rata basis in accordance with the amount of interest payable on the Notes on such Payment Date, absent such reduction.
     Section 3.06 Protection of Trust Estate.
          (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:
          (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
          (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
          (iii) cause the Trust to enforce any of the Mortgage Loans; or
          (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.
          (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07, if no Opinion of Counsel has yet been delivered pursuant to Section 3.07) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.
     The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.
     Section 3.07 Opinions as to Trust Estate.

     On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel at the expense of the Issuer stating that, upon delivery of the Mortgage Notes relating to the Mortgage Loans to the Indenture Trustee or the Custodian in the State of [________], the Indenture Trustee will have a perfected, first priority security interest in such Mortgage Loans.
     On or before December 31st in each calendar year, beginning in 20[__], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, no further action is necessary to maintain a perfected, first priority security interest in the Mortgage Loans until December 31 in the following calendar year or, if any such action is required to maintain such security interest in the Mortgage Loans, such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the security interest in the Mortgage Loans until December 31 in the following calendar year.
     Section 3.08 Performance of Obligations; Servicing Agreement.
          (a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.
          (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.
          (c) The Issuer shall not take any action or permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement.
          (d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.
     Section 3.09 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:
          (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so in writing by the Indenture Trustee pursuant to Section 5.04 hereof;

          (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
          (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or
          (d) impair or cause to be impaired the Issuer’s interest in the Mortgage Loans, the Purchase Agreement or in any other Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.
     Section 3.10 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending on [________], 20[__]), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:
          (a) a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and
          (b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
     Section 3.11 Recordation of Assignments. The Issuer shall enforce the obligation, if any, of the Sellers under the Purchase Agreement to submit or cause to be submitted for recordation all Assignments of Mortgages within 60 days of receipt of recording information by the Servicer.
     Section 3.12 Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, shall have the benefit of (i) the representations and warranties made by [________________] in Section 3.1(a) and Section 3.1(b) of the Purchase Agreement and (ii) the benefit of the representations and warranties made by [________________] in Section 3.1(d) of the Purchase Agreement in each case, concerning the Mortgage Loans and the right to enforce the remedies against [________________] or [________________] provided in Section 3.1(e) of the Purchase Agreement, as applicable, to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

     Section 3.13 Assignee of Record of the Mortgage Loans. As pledgee of the Mortgage Loans, the Indenture Trustee shall hold title to the Mortgage Loans by being named as payee in the endorsements or assignments of the Mortgage Notes and assignee in the Assignments of Mortgage to be delivered under Section 2.1 of the Purchase Agreement. Except as expressly provided in the Purchase Agreement or in the Servicing Agreement with respect to any specific Mortgage Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such title to any of the Mortgage Loans until such time as the remaining Trust Estate may be released pursuant to Section 8.05(b). The Indenture Trustee’s holding of such title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.
     Section 3.14 Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-313 or 9-314 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Custodial Account pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Mortgage Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer’s acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee, as a pledgee of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-313 or 9-314 of the UCC of the state in which such property is held by the Servicer.
     Section 3.15 Investment Company Act. The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.
     Section 3.16 Issuer May Consolidate, etc.
          (a) The Issuer shall not consolidate or merge with or into any other Person, unless:
          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;
          (iii) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;
          (iv) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and
          (v) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).
          (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:
          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;
          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
          (iii) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

          (iv) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and
          (v) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).
     Section 3.17 Successor or Transferee.
          (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.
          (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.
     Section 3.18 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.
     Section 3.19 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.
     Section 3.20 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
     Section 3.21 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
     Section 3.22 Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall be taken as the statements of the Issuer, and the Owner Trustee and the Indenture Trustee assume no responsibility for the correctness of the recitals contained herein. The Owner Trustee and the Indenture Trustee make no representations as to the validity or sufficiency of this Indenture or any other Basic Document, of the Certificates (other than the signatures of the Owner Trustee or the Indenture Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee and the Indenture Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Sellers with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or any other person taken in the name of the Owner Trustee or the Indenture Trustee.
     Section 3.23 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the other Basic Documents.
     Section 3.24 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies (in accordance with Section 10.19) prompt written notice of each Event of Default hereunder and under the Trust Agreement.
     Section 3.25 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 3.26 Statements to Noteholders. On each Payment Date, each of the Indenture Trustee and the Certificate Registrar shall make available to the Depositor, the Owner Trustee, each Rating Agency (in accordance with Section 10.19), each Noteholder and each Certificateholder, the Servicing Certificate provided to the Indenture Trustee by the Servicer relating to such Payment Date and delivered pursuant to Section 4.01 of the Servicing Agreement.
      The Indenture Trustee will make the Servicing Certificate (and, at its option, any additional files containing the same information in an alternative format) available each month to Securityholders, and other parties to this Indenture via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at “www.[________].[___].” Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at ([___]) [___]-[____]. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way the statement to Securityholders are distributed in order to make such distribution more convenient or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.
     Section 3.27 Additional Representations of Issuer.
     The Issuer hereby represents and warrants to the Indenture Trustee that as of the Closing Date (which representations and warranties shall survive the execution of this Indenture):
          (a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.
          (b) The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC.
          (c) The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.
          (d) The original executed copy of each Mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to the Custodian) has been delivered to the Custodian.
          (e) The Issuer has received a written acknowledgment from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee for the benefit of the Noteholders.
          (f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.
          (g) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.
          (h) None of the provisions of this Section 3.27 shall be waived without the prior written confirmation from Standard & Poor’s that such waiver shall not result in a reduction or withdrawal of the then-current rating of the Notes.
     Section 3.28 Allocation of Losses.

          (a) On each Payment Date, Group I Liquidation Loss Amounts during the prior calendar month, to the extent not covered by (i) Excess Spread in the form of a payment of Group I Overcollateralization Increase Amount or Group I Liquidation Loss Distribution Amount or (ii) a reduction in the Overcollateralization Amount for the Group I Loans on such Payment Date, will be allocated first to reduce the Note Balance of the Class M-2 Notes, until the outstanding Note Balance thereof has been reduced to zero, second to the Class M-1 Notes, until the outstanding Note Balance thereof has been reduced to zero, third to the Class I-A-2 Notes until the outstanding Note Balance thereof has been reduced to zero, and last to reduce the Class I-A-1 Notes until the outstanding Note Balance thereof has been reduced to zero.
          (b) On each Payment Date, Group II Liquidation Loss Amounts during the prior calendar month, to the extent not covered by (i) Excess Spread in the form of a payment of Group II Overcollateralization Increase Amount or Group II Liquidation Loss Distribution Amount or (ii) a reduction in the Overcollateralization Amount for the Group II Loans on such Payment Date, will be allocated first to reduce the Note Balance of the Class M-2 Notes, until the outstanding Note Balance thereof has been reduced to zero, second to the Class M-1 Notes, until the outstanding Note Balance thereof has been reduced to zero, third to the Class II-A-2 Notes until the outstanding Note Balance thereof has been reduced to zero, and last to reduce the Class II-A-1 Notes until the outstanding Note Balance thereof has been reduced to zero.
ARTICLE IV
The Notes; Satisfaction And Discharge Of Indenture
     Section 4.01 The Notes
          (a) The Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Note Balances of $25,000 and integral multiples of $1,000 in excess thereof.
     The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Noteholders hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Noteholder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Term Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

     In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee, at the request of the Servicer and with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.
     The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee and upon Issuer Order, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.
     Section 4.02 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Issuer shall cause to be kept at the Indenture Trustee’s Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The Issuer hereby appoints the Indenture Trustee as the initial Note Registrar.
     Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute, and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Balances evidencing the same aggregate Percentage Interests.
     Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor, in each case in authorized initial Note Balances evidencing the same aggregate Percentage Interests, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Noteholder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in The City of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.
     No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.
     All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

     The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.
     Each purchaser of a Note, by its acceptance of the Note, shall be deemed to have represented that the acquisition of such Note by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, for which no statutory, regulatory or administrative exemption is available.
     Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it and the Issuer to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8 405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
     Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.
     Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
     Section 4.05 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.
     Section 4.06 Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner shall receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:
          (a) the provisions of this Section 4.06 shall be in full force and effect;
          (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners;
          (c) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;
          (d) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

          (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
     Section 4.07 Notices to Depository. Whenever a notice or other communication to the Noteholders of the Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.
     Section 4.08 Definitive Notes. If (i) the Depositor determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, with the prior consent of the Beneficial Owners, notifies the Indenture Trustee and the Depository that it has elected to terminate the book-entry system through the Depository, or (iii) after the occurrence of an Event of Default, Beneficial Owners of Notes representing beneficial interests aggregating at least a majority of the aggregate Term Note Balance of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender by the Depository to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository (or Percentage Interest of the Book-Entry Notes being transferred pursuant to clause (iii) above), accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders.
     Section 4.09 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will be treated as indebtedness for purposes of such taxes. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness for purposes of such taxes.
     Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the

Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
     (A) either:
     (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or
     (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation:
     a) have become due and payable;
     b) will become due and payable at the Final Payment Date within one year; or
     c) have been declared immediately due and payable pursuant to Section 5.02.
and the Issuer, in the case of (a) and (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then Outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Payment Date, as evidenced to the Indenture Trustee by an accountant’s letter or an Officer’s Certificate of the Issuer;
     (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and
     (C) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

     Section 4.11 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Securityholders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.
     Section 4.12 [Reserved].Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent (other than the Indenture Trustee) under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05; and thereupon, such Paying Agent shall be released from all further liability with respect to such monies.
     Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
     If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
ARTICLE V
Default And Remedies
     Section 5.01 Events of Default. The Issuer shall deliver to the Indenture Trustee within five days after learning of the occurrence of any event that with the giving of notice and the lapse of time would become an Event of Default under clause (c) of the definition of “Event of Default” written notice in the form of an Officer’s Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.
     Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default shall occur and be continuing, then and in every such case the Indenture Trustee, acting at the direction of the Noteholders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders); and upon any such declaration, the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.
     At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Noteholders of Notes representing a majority of the aggregate Note Balance of the Notes, by written notice to the Issuer and the Indenture Trustee, may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if:
          (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:
          (i) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred;
          (ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and
          (iii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
     No such rescission shall affect any subsequent default or impair any right consequent thereto.
     Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
          (a) The Issuer covenants that if default in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the entire amount then due and payable on the Notes for principal and interest, with interest on the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.
          (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor on the Notes, wherever situated, the monies adjudged or decreed to be payable.
          (c) If an Event of Default shall occur and be continuing, the Indenture Trustee, subject to the provisions of Section 10.17 hereof, may, as more particularly provided in Section 5.04, in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
          (d) If there shall be pending, relative to the Issuer or any other obligor on the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or if there shall be any other comparable judicial Proceedings relative to the Issuer or other any other obligor on the Notes, or relative to the creditors or property of the Issuer or such other obligor, then the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise, and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
          (i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;
          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
          (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and
          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith.
          (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
          (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.
          (g) In any Proceedings to which the Indenture Trustee shall be a party (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
     Section 5.04 Remedies; Priorities.
          (a) If an Event of Default shall have occurred and be continuing, then the Indenture Trustee, subject to the provisions of Section 10.17 hereof, shall do one or more of the following, in each case subject to Section 5.05:
          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor on the Notes monies adjudged due;
          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Noteholders of 100% of the aggregate Note Balance of the Notes), (B) the proceeds of such sale or liquidation distributable to Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent the Noteholders of 66 2/3% of the aggregate Note Balance of the Notes). In determining such sufficiency or insufficiency with respect to clause (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely, and shall be protected in relying in good faith, upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, provided that a Servicing Default shall not have occurred, any Sale (as defined in Section 5.15 hereof) of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Servicer as provided in the Servicing Agreement. Notwithstanding any sale of the Mortgage Loans pursuant to this Section 5.04(a), the Indenture Trustee shall, for so long as any principal or accrued interest on the Notes remains unpaid, continue to act as Indenture Trustee hereunder.
          (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out such money or property in the following order:
FIRST: to the Indenture Trustee for amounts due under Section 6.07;
SECOND: to the Noteholders of each Class of Notes, pro rata, for amounts due and unpaid on the related Notes for interest, including accrued and unpaid interest on the Notes for any prior Payment Date, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders;
THIRD: to the Noteholders of each Class of Notes, pro rata, for amounts due and unpaid on the related Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, from amounts available in the Trust Estate for such Noteholders, until the respective Note Balances of such Class have been reduced to zero;
FOURTH: to the Certificate Paying Agent for amounts due under Article VIII of the Trust Agreement; and
SEVENTH: to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

     The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.
     Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely, and shall be protected in relying in good faith, upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
     Section 5.06 Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:
          (a) such Noteholder shall have previously given written notice to the Indenture Trustee of a continuing Event of Default;
          (b) the Noteholders of not less than 50% of the aggregate Note Balance of the Notes shall have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
          (c) such Noteholder or Noteholders shall have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred by it in complying with such request;
          (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such Proceedings; and
          (e) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Noteholders of a majority of the aggregate Note Balance of the Notes.
     It is understood and intended that no Noteholder shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Note Balance of the Notes, the Indenture Trustee shall act at the direction of the group of Noteholders with the greater Note Balance. In the event that the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders representing the same Note Balance, then the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
     Section 5.07 Unconditional Rights of Noteholders to Receive Principal and Interest. Subject to the provisions of this Indenture, the Noteholder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.
     Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
     Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     Section 5.11 Control by Noteholders. The Noteholders of a majority of the aggregate Note Balance of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee, provided that:
          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Noteholders of Notes representing not less than 100% of the aggregate Note Balance of the Notes;
          (c) if the conditions set forth in Section 5.05 shall have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Noteholders of Notes representing less than 100% of the aggregate Note Balance of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and
          (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.
Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines (in its sole discretion) might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action, unless the Trustee has received satisfactory indemnity from a Noteholder.
     Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Noteholders of not less than a majority of the aggregate Note Balance of the Notes, may waive any past Event of Default and its consequences, except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Noteholder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.
     Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.
     Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of the related Note shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any Proceeding instituted by the Indenture Trustee, (b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the aggregate Note Balance of the Notes or (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

     Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.15 Sale of Trust Estate.
          (a) The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.
          (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:
          (i) the proceeds of such Sale would be not less than the entire amount that would be payable to the Noteholders under the Notes and the Certificateholders under the Certificates, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or
          (ii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely and shall be protected in relying in good faith upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05).
The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).
          (c) Unless the Noteholders shall have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (ii) of Section 5.15(b) has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, then the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid, which bid shall be subject to the provisions of Section 5.15(d)(ii) herein.
          (d) In connection with a Sale of all or any portion of the Trust Estate:

          (i) any Noteholder may bid for purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders thereof after being appropriately stamped to show such partial payment;
          (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale. In lieu of paying cash therefor, the Indenture Trustee may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be distributable to the Noteholders and the Certificateholders as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith that are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;
          (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;
          (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and
          (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
     Section 5.16 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

     Section 5.17 Performance and Enforcement of Certain Obligations.
          (a) Promptly following a written request from the Indenture Trustee, the Issuer, in its capacity as owner of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Sellers and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Sellers or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sellers or the Servicer of each of their obligations under the Purchase Agreement and the Servicing Agreement.
          (b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, as pledgee of the Mortgage Loans may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Noteholders of 66 2/3% of the aggregate Note Balance of the Notes, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sellers or the Servicer under or in connection with the Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Sellers or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall take all actions necessary to effect the transfer of the Mortgage Loans to the Indenture Trustee.
ARTICLE VI
The Indenture Trustee
     Section 6.01 Duties of Indenture Trustee.
          (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports or opinions furnished to the Indenture

Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates, reports and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of Section 6.01(a);
          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
          (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
          (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.
          (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of TIA.
          (h) The Indenture Trustee hereby accepts appointment as Certificate Paying Agent under the Trust Agreement and agrees to be bound by the provisions of the Trust Agreement relating to the Certificate Paying Agent. The Indenture Trustee hereby agrees to be bound by the provisions of Article IX of the Trust Agreement.
          (i) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Event of Default (except for an Event of Default specified in clause (a) of the definition thereof) unless a Responsible Officer of the Indenture Trustee shall have received written notice or have actual knowledge thereof. In the absence of receipt of such notice or such knowledge, the Indenture Trustee may conclusively assume that there is no default or Event of Default.

          (j) The Indenture Trustee shall have no duty to see to any recording or filing of any financing statement or continuation statement evidencing a security interest or to see to the maintenance of any such recording or filing or to any rerecording or refiling of any thereof.
     Section 6.02 Rights of Indenture Trustee.
          (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Officer’s Certificate, opinion of counsel, certificate of auditors, or any other certificate, statement, instrument, report, notice, consent or other document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.
          (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate or Opinion of Counsel.
          (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
          (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.
          (g) Prior to the occurrence of an Event of Default hereunder, and after the curing or waiver of all Events of Default that may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Noteholders representing a majority of the aggregate Note Balance; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to taking any such action.
          (h) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless the Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs.
     Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.
     Section 6.04 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer’s use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes, other than the Indenture Trustee’s certificate of authentication thereon.
     Section 6.05 Notice of Event of Default. If an Event of Default shall occur and be continuing, and if such Event of Default is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of such Event of Default within 90 days after it occurs. Except in the case of an Event of Default with respect to the payment of principal of or interest on any Note, the Indenture Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the Noteholders.
     Section 6.06 Reports by Indenture Trustee to Noteholders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such Noteholder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.
     Section 6.07 Compensation and Indemnity. The Indenture Trustee shall be compensated and indemnified by the Servicer in accordance with Section 6.06 of the Servicing Agreement. All amounts owing the Indenture Trustee hereunder in excess of such amount, as well as any amount owed to the Indenture Trustee in accordance with Section 6.06 of the

Servicing Agreement, to the extent the Servicer has failed to pay such amount, shall be paid solely as provided in Section 3.05 hereof (subject to the priorities set forth therein). The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.
     The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture or the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in clause (c) or (d) of the definition thereof with respect to the Issuer, such expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.
     Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Noteholders of a majority of the aggregate Note Balance of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee (if given by such Noteholders) and may appoint a successor Indenture Trustee. Unless a Servicer Default has occurred and is continuing, the appointment of any successor Indenture Trustee shall be subject to the prior written approval of the Servicer. The Issuer shall remove the Indenture Trustee if:
          (a) the Indenture Trustee fails to comply with Section 6.11;
          (b) the Indenture Trustee is adjudged a bankrupt or insolvent;
          (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or
          (d) the Indenture Trustee otherwise becomes incapable of fulfilling its duties under the Basic Documents.
     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, which consent shall not be unreasonably withheld. In addition, the Indenture Trustee shall resign to avoid being directly or indirectly controlled by the Issuer.
     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, then the retiring Indenture Trustee, the Issuer or the Noteholders of a majority of aggregate Note Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
     Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.
     Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, then the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies with written notice (in accordance with Section 10.19) of any such transaction occurring after the Closing Date.
     If at the time of any such succession by merger, conversion or consolidation, any of the Notes shall have been authenticated but not delivered, then any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated. If at such time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases, such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.
     Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at such time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or

Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co trustee or separate trustee shall be required under Section 6.08 hereof.
          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
          (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of “A” or better by Moody’s. The Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee that has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
     Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents and warrants that:
          (a) The Indenture Trustee is duly organized, validly existing and in good standing as a national banking association with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.
          (b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.
          (c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.
          (d) To the Indenture Trustee’s best knowledge, there are no Proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.
          (e) The Indenture Trustee does not have notice of any adverse claim (as such terms are used in Section 8-302 of the UCC in effect in the State of Delaware) with respect to the Mortgage Loans.
     Section 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:
          (a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders;

          (b) to authenticate and deliver the Class A Notes and Class M Notes substantially in the forms prescribed by Exhibit A and Exhibit B, respectively, in accordance with the terms of this Indenture; and
          (c) to take all other actions as shall be required to be taken by the terms of this Indenture.
     Section 6.15 Indenture Trustee May Own Securities. The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.
ARTICLE VII
Noteholders’ Lists and Reports
     Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Note Registrar, no such list need be furnished.
     Section 7.02 Preservation of Information; Communications to Noteholders.
          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.
          (b) Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.
          (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).
     Section 7.03 Reports by Issuer.
          (a) The Issuer shall:
          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)

that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
          (ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.
          (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
     Section 7.04 Reports by Indenture Trustee. If required by TIA § 313(a), within 60 days after each January 1, beginning with January 1, 20[__], the Indenture Trustee shall make available to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b).
     A copy of each report at the time of its distribution to Noteholders shall be filed by the Indenture Trustee with the Commission, if required, and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
     Section 7.05 Exchange Act Reporting. In connection with the preparation and filing of periodic reports by the Servicer pursuant to Article IV of the Servicing Agreement, the Indenture Trustee shall timely provide to the Servicer (I) a list of Holders as shown on the Note Register or Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Indenture Trustee, as indenture trustee hereunder, or the Trust Estate that are received by the Indenture Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Indenture Trustee, have been submitted to a vote of the Holders, other than those matters that have been submitted to a vote of the Holders at the request of the Depositor or the Servicer, and (IV) notice of any failure of the Indenture Trustee to make any payment to the Holders as required pursuant to this Indenture. The Indenture Trustee shall not have any liability with respect to the Servicer’s failure to properly prepare or file such periodic reports and the Servicer shall not have any liability with respect to such failure resulting from or relating to the Servicer’s inability or failure to obtain any information not resulting from the Servicer’s own negligence or willful misconduct.
ARTICLE VIII
Accounts, Disbursements and Releases

     Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
     Section 8.02 Trust Accounts.
          (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, the Note Payment Account as provided in Section 3.01 of this Indenture.
          (b) All monies deposited from time to time in the Note Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, and all investments made with such monies, including all income or other gain from such investments, are for the benefit of the Servicer as provided in Section 5.01 of the Servicing Agreement.
     On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Payment Account to the Noteholders in respect of the Notes and, in its capacity as Certificate Paying Agent, to the Certificateholders from the Distribution Account in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)) and in accordance with the Servicing Certificate.
     The Indenture Trustee shall invest any funds in the Note Payment Account in Permitted Investments selected in writing by the Servicer maturing no later than the Business Day preceding the next succeeding Payment Date (except that any investment in the institution with which the Note Payment Account is maintained may mature on such Payment Date) and shall not be sold or disposed of prior to the maturity. In addition, such Permitted Investments shall not be purchased at a price in excess of par. The Indenture Trustee shall have no liability whatsoever for investment losses on Permitted Investments, if such investments are made in accordance with the provisions of this Indenture and the Indenture Trustee is not the obligor under the Permitted Investment.
     Section 8.03 Officer’s Certificate. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer’s Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.
     Section 8.04 Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to the Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.
     Section 8.05 Release of Trust Estate.
          (a) Subject to the payment of its fees, expenses and indemnification, the Indenture Trustee may, and when required by the provisions of this Indenture or the Servicing Agreement, shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No Person relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.
          (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.
          (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an Issuer Request accompanied by an Officers’ Certificate.
     Section 8.06 Surrender of Notes Upon Final Payment. By acceptance of any Note, the Noteholder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.
ARTICLE IX
Supplemental Indentures
     Section 9.01 Supplemental Indentures Without Consent of Noteholders.
          (a) Without the consent of the Noteholders of any Notes, but with prior notice to the Rating Agencies (in accordance with Section 10.19), the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;
          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;
          (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;
          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
          (v) to cure any ambiguity, to correct any error or to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;
          (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders (as evidenced by an Opinion of Counsel);
          (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or
          (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by TIA;
provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel to the effect that the execution of such supplemental indenture will not give rise to any material adverse tax consequence to the Noteholders.
     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
          (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, without the consent of any Noteholder but with prior notice to the Rating Agencies (in accordance with Section 10.19), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax.
     Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, with prior notice to the Rating Agencies (in accordance with Section 10.19) and with the consent of the Noteholders of not less than a majority of the Note Balances affected thereby, by Act (as defined in Section 10.03 hereof) of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Note affected thereby:
          (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the Note Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;
          (b) reduce the percentage of the Note Balances, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
          (c) modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Noteholder”;
          (d) reduce the percentage of the aggregate Note Balance of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;
          (e) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Note affected thereby;
          (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or
          (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Noteholder of any Note of the security provided by the lien of this Indenture; and provided further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.
     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Noteholders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.
     It shall not be necessary for any Act (as defined in Section 10.03 hereof) of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Noteholders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
     Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of TIA as in effect at the time of such amendment or supplement so long as this Indenture shall then be qualified under TIA.

     Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee, shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X
Miscellaneous
     Section 10.01 Compliance Certificates and Opinions, etc.
          (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;
          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and
          (v) if the signer of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent.”
          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
          (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate Note Balance of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the aggregate Note Balance of the Notes.
          (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
          (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Note Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the aggregate Note Balance of the Notes.
          (v) Notwithstanding the foregoing, this Section 10.01(b) shall not apply to (A) collection upon, sales or other dispositions of the Mortgage Loans as and to the extent permitted or required by the Basic Documents or (B) the making of cash payments out of the Note Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing [___________], 20[__], an Officer’s Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months (or such longer period, in the case of the first such Officer’s Certificate) were permitted or required by the Basic Documents and that the proceeds thereof were applied in accordance with the Basic Documents.

     Section 10.02 Form of Documents Delivered to Indenture Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of any Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
     Section 10.03 Acts of Noteholders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          Section 10.04 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:
          (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office with a copy to [________________], [________________], [________________], [________________] [________________], Attention: [________________]. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer,
          (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: PRS Series 20[__]-[__] Trust, in care of the Owner Trustee, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or
     Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in accordance with Section 10.19 and be writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s, 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department; or, as to each of the foregoing Persons, at such other address as shall be designated by written notice to the other foregoing Persons.
     Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
     Where this Indenture provides for notice to the Rating Agencies, (i) such notice shall be in accordance with Section 10.19 and (ii) failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.
     Section 10.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.
     Section 10.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of TIA, such required provision shall control.
     The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
     Section 10.08 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 10.09 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
     Section 10.10 Severability. In case any provision in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     Section 10.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 10.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
     Section 10.13 GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 10.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 10.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which counsel shall be reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
     Section 10.16 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities), and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     Section 10.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.
     Section 10.18 Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
     Section 10.19 Exchange Act Rule 17g-5 Procedures. The Indenture Trustee shall not communicate with (including verbal communication) or provide information to any Rating Agency regarding anything related to this Indenture without prior consultation with the [_________________] to ensure compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”). With respect to any document, notice or other information required pursuant to this Indenture to be sent by the Indenture Trustee to any Rating Agency, the Indenture Trustee agrees to provide any such document, notice or other information to [_________________] for posting on its Rule 17g-5 compliant website related to this transaction (the “Rule 17g-5 Website”). [_________________] shall promptly confirm to the Indenture Trustee any such document, notice or other information has been posted to the Rule 17g-5 Website as a condition to the Indenture Trustee providing such document, notice or other information to any Rating Agency. Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall have no obligation to deliver such document, notice or other information to any Rating Agency until such applicable party has received written confirmation from [_________________] of the posting of such document, notice or other information by [_________________] to the Rule 17g-5 Website, and the Indenture Trustee shall not be liable for any failure to deliver such document, notice or other information to any Rating Agency prior to any applicable deadline in this Indenture where such failure is caused by any failure or inability of [_________________] timely to provide such written confirmation. The Indenture Trustee, pursuant to procedures mutually agreed upon with [_________________], shall require that any person attempting to access the Indenture Trustee website related to this transaction represent that they are not an employee or representative of a rating agency, provided that the Indenture Trustee shall bear no expense or liability relating to any representation made by any person attempting to access the Indenture Trustee website.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

PRS SERIES 20[__]-[__] TRUST, as Issuer By: [________________], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[________________], as Indenture Trustee
By:
Name:
Title:

[________________]
hereby accepts appointment as Paying
Agent pursuant to Section 3.03 hereof
and as Note Registrar pursuant to Section
4.02 hereof.

By:
Name:
Title:

Signatures and Seals

STATE OF	)
	)	ss.:
COUNTY OF	)
     On this ___ day of ____________ 20__, before me personally appeared ____________, to me known, who being by me duly sworn, did depose and say, that he/she resides at _____________, that he/she is the ____________ of ____________ , the Owner Trustee, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.

Notary Public
Acknowledgements

STATE OF	)
	)	ss.:
COUNTY OF	)
     On this ___ day of ____________ 20__, before me personally appeared __________, to me known, who being by me duly sworn, did depose and say, that he/she resides at _____________; that he/she is the ___________ of [________________] as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.

Notary Public
NOTORIAL SEAL

EXHIBIT A
FORM OF CLASS A NOTES
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR [______________] OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.
THE HOLDER OF THIS NOTE IS DEEMED TO HAVE REPRESENTED THAT THE ACQUISITION OF THIS NOTE BY THE HOLDER DOES NOT CONSTITUTE OR GIVE RISE TO A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, FOR WHICH NO STATUTORY, REGULATORY OR ADMINISTRATIVE EXEMPTION IS AVAILABLE.
PRS SERIES 20[__]-[__] TRUST
Mortgage-Backed Note, Class A

Registered	Initial Note Balance:
$_________

No. A-__	Note Rate: Fixed

CUSIP NO. _________
     PRS Series 20[__]-[__] Trust, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of __________________dollars ($_________), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Initial Note Balance specified above and the Initial Note Balance of all Class A-__ Notes) of the aggregate amount, if any, payable from the Note Payment Account in respect of principal of the Class A Notes (the “Notes”) pursuant to Section 3.05 of the indenture dated as of [_____________], 20[__] (the “Indenture”), between the Issuer and [_____________], as indenture trustee (the “Indenture Trustee”); provided, however, the entire unpaid principal amount of this Note shall be due and payable on the Payment Date occurring in [_____________] 20[__], in each case, to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.
     Interest on the Notes will be paid monthly on each Payment Date at the Note Rate for the related class of Notes for the Interest Period. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a thirty day month in each Interest Period and a year assumed to consist of 360 days.
     Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its PRS Mortgage-Backed Notes, Series 20[__]-[__] (the “Series 20[__]-[__] Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders of the Series 20[__]-[__] Notes. The Series 20[__]-[__] Notes are subject to all terms of the Indenture.
     The Series 20[__]-[__] Notes (the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.
     Principal of and interest on this Note will be payable on each Payment Date, commencing on [_____________], 20[__], as described in the Indenture. “Payment Date” means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next succeeding Business Day.
     The entire unpaid principal amount of this Note shall be due and payable in full on the Payment Date in [_____________] 20[__] pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the Noteholders of Notes representing not less than a majority of the aggregate Note Balance of the Notes, may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders of Notes entitled thereto.
     Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the related

Noteholder on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or, if no such instructions have been delivered to the Indenture Trustee, by check or money order to such Noteholder mailed to such Noteholder’s address as it appears in the Note Register, the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Noteholder any amount required to be withheld from a payment to such Noteholder by the Code. Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.
     Each Noteholder or Beneficial Owner of a Note, by its acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder or Beneficial Owner of a Note, by its acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.
     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each Noteholder by its acceptance of a Note (and each Beneficial Owner of a Note by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.
     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in the name of which this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
     The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Noteholders of the Series 20[__]-[__] Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the Noteholders of Notes representing a majority of the aggregate Note Balance of the Notes then Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the Noteholders of Notes representing specified percentages of the Note Balances of the Series 20[__]-[__] Notes, on behalf of the Noteholders of all Series 20[__]-[__] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one of more predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders of the Series 20[__]-[__] Notes issued thereunder but with prior notice to the Rating Agencies.
     The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.
     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders of Notes under the Indenture.
     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [____________] in its individual capacity, [____________] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or the performance of, or the failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.
     The Servicer shall have the right to purchase from the Issuer all of the Mortgage Loans and related REO Property if the aggregate Note Balance of the Notes as of any Payment Date is less than 10% of the aggregate Note Balance of the Notes as of the Closing Date, (provided that the purchase price will provide sufficient funds to pay the outstanding Note Balance and accrued and unpaid interest on the Notes to the Payment Date on which such amounts are to be distributed to the Securityholders), at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and in the case of REO Property, the fair market value of the REO Property), (and any unpaid Servicing Fee relating to the Mortgage Loans shall be deemed to have been paid at such time), plus any Interest Shortfall and interest owed thereon to the Noteholders.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

PRS SERIES 20[__]-[__] TRUST
By:	[____________], not in its individual capacity but solely as Owner Trustee
Dated: ___________________

By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.

[____________] not in its individual capacity but solely as Indenture Trustee
Dated: ___________________

By:
Authorized Signatory

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee: _______________
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

(name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints
_________________________________________________________________________________
___________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

*/

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Term Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FORM OF CLASS M NOTES
THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A NOTES AS DESCRIBED IN THE INDENTURE.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR [______________] OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE OTHER BASIC DOCUMENTS.
THE HOLDER OF THIS NOTE IS DEEMED TO HAVE REPRESENTED THAT THE ACQUISITION OF THIS NOTE BY THE HOLDER DOES NOT CONSTITUTE OR GIVE RISE TO A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, FOR WHICH NO STATUTORY, REGULATORY OR ADMINISTRATIVE EXEMPTION IS AVAILABLE.
PRS Mortgage-Backed Term Note, Class M-[ ]
Registered
Initial Note Balance: $____________.00
No. M-__
Note Rate: Fixed
CUSIP NO. __________

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PRS SERIES 20[__]-[__] TRUST
     PRS Series 20[__]-[__], a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of ___________________________ Dollars ($__________), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Initial Note Balance specified above and the Initial Note Balance of all Class M-__ Notes) of the aggregate amount, if any, payable from the Note Payment Account in respect of principal of the Class M Notes (the “Notes”) pursuant to Section 3.05 of the indenture dated as of [___________], 20[__] (the “Indenture”), between the Issuer and [___________], as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date in [___________] 20[__], to the extent not previously paid on a prior Payment Date. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.
     Interest on the Notes will be paid monthly on each Payment Date at the Note Rate for the related Class of Notes for the Interest Period. The Note Rate for each Interest Period will be a fixed rate equal to the lesser of a per annum rate equal to (i) [_____]% and (ii) the Class M Net WAC Cap Rate. Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a thirty day month in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.
     Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.
     This Note is one of a duly authorized issue of Notes of the Issuer, designated as its PRS Mortgage-Backed Term Notes, Series 20[__]-[__] (the “Series 20[__]-[__] Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders of the Series 20[__]-[__] Notes. The Series 20[__]-[__] Notes are subject to all terms of the Indenture.
     The Series 20[__]-[__] Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

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     Principal of and interest on this Note will be payable on each Payment Date, commencing on [___________], 20[__], as described in the Indenture. “Payment Date” means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next succeeding Business Day.
     The entire unpaid principal amount of this Note shall be due and payable in full on the Payment Date in [___________] 20[__] pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the Noteholders of Notes representing not less than a majority of the aggregate Note Balance of the Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders of Notes entitled thereto.
     Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the related Noteholder on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or, if no such instructions have been delivered to the Indenture Trustee, by check or money order to such Noteholder mailed to such Noteholder’s address as it appears in the Note Register, the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder’s Notes; provided, however, that the Indenture Trustee shall not pay to such Noteholder any amount required to be withheld from a payment to such Noteholder by the Code. Any reduction in the principal amount of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Noteholder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.
     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Indenture Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder hereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum

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sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.
     Each Noteholder or Beneficial Owner of a Note, by its acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicer, the Depositor or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
     Each Noteholder or Beneficial Owner of a Note, by its acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Beneficial Owner will not at any time institute against the Depositor, the Seller, the Servicer, [___________] or the Issuer, or join in any institution against the Depositor, the Seller, the Servicer, [___________] or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.
     The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each Noteholder, by its acceptance of a Note (and each Beneficial Owner of a Note by its acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.
     Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in the name of which this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.
     The Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the Noteholders of the Series 20[__]-[__] Notes under the Indenture at any time by the Issuer and the Indenture Trustee and the Noteholders of Notes representing a majority of the aggregate Note Balance of the Notes then Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the Noteholders of Notes representing specified percentages of the Note Balances of the Series 20[__]-[__] Notes, on behalf of the Noteholders of all Series 20[__]-[__] Notes, to waive compliance by the Issuer with

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certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one of more predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders of the Series 20[__]-[__] Notes issued thereunder but with prior notice to the Rating Agencies.
     The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.
     The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders of Notes under the Indenture.
     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
     This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflicts of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.
     Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of [___________] in its individual capacity, [___________] in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or the performance of, or the failure to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder of this Note, by its acceptance hereof, agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, such Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.
     The Servicer shall have the right to purchase from the Issuer all of the Mortgage Loans and related REO Property if the aggregate Note Balance of the Notes as of any Payment Date is less than 10% of the aggregate Note Balance of the Notes as of the Closing Date, (provided that the purchase price will provide sufficient funds to pay the outstanding Note Balance and accrued and unpaid interest on the Notes to the Payment Date on which such amounts are to be

B-1

distributed to the Securityholders), at a price equal to 100% of the aggregate unpaid Principal Balance of all such remaining Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Loan Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and in the case of REO Property, the fair market value of the REO Property), (and any unpaid Servicing Fee relating to the Mortgage Loans shall be deemed to have been paid at such time), plus any Interest Shortfall and interest owed thereon to the Noteholders.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

PRS SERIES 20[__]-[__] TRUST By: [_______________], not in its individual capacity but solely as Owner Trustee
Dated: __________________

By:
Authorized Signatory
CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.

[_______________], not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory
Dated: __________________

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee: _______________
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

     (name and address of assignee)
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

,
     attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

*/

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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APPENDIX A
DEFINITIONS
     Accrued Certificate Interest: With respect to the Class SB Certificates, interest accrued during the related Interest Period at the Certificate Rate for such Certificate on its Notional Amount for such Payment Date.
     Advances: The P&I Advances and the Servicing Advances.
     Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.
     Appraised Value: With respect to any Mortgaged Property, either (x) the value as generally set forth in an appraisal of such Mortgaged Property used to establish compliance with the underwriting criteria then in effect in connection with the application for the Mortgage Loan secured by such Mortgaged Property, or (y) if the sales price of such Mortgaged Property is considered in accordance with the underwriting criteria applicable to the related Mortgage Loan, the lesser of (i) the appraised value referred to in (x) above and (ii) the sales price of such Mortgaged Property.
     Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the conveyance of such Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.
     Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.
     Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).
     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.
     Basic Documents: The Trust Agreement, the Indenture, the Purchase Agreement, the Servicing Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

1

     Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).
     Billing Cycle: With respect to any Mortgage Loan and Due Date, the calendar month preceding such Due Date.
     Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.
     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York, Pennsylvania, Delaware or any State in which the Corporate Trust Office are required or authorized by law to be closed.
     Certificate Balance: With respect to any Payment Date and the Class SB Certificates, an amount equal to the then applicable Certificate Percentage Interest of such Certificate multiplied by the Overcollateralization Amount.
     Certificate Distribution Amount: For any Payment Date, the amount, if any, distributable on the Certificates for such Payment Date pursuant to Section 3.05(a)(xv) of the Indenture.
     Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.
     Certificate Paying Agent: The Certificate Paying Agent appointed pursuant to Section 3.10 of the Trust Agreement. Initially the Indenture Trustee has been appointed as the Certificate Paying Agent.
     Certificate Percentage Interest: With respect to any Payment Date and any Certificate, the Percentage Interest for such Certificate.
     Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.
     Certificate Registrar: The Certificate Registrar appointed pursuant to Section 3.05 of the Trust Agreement. Initially the Indenture Trustee has been appointed as the Certificate Registrar.
     Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of the Owner Trustee or the Indenture Trustee shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or

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the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Certificateholders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of the Owner Trustee or the Indenture Trustee.
     Certificates: The Class SB Certificates.
     Class: With respect to any Note, all Notes that bear the same Class designation, (i.e., the [Class I-A-1 Notes as a group, Class I-A-2 Notes as a group, Class II-A-1 Notes as a group, Class II-A-2 Notes as a group, Class M-1 Notes as a group and Class M-2 Notes as a group)]. With respect to any Certificate, all Certificates that bear the same Class designation, (i.e., the [Class SB Certificates as a group]). With respect to any Regular Interest, all Regular Interests that bear the same class designation.
     [Class I-A-1 Notes: The Class I-A-1 PRS Mortgage-Backed Notes, Series 20[__]-[__], in substantially the form set forth in Exhibit A-1 to the Indenture.]
     [Class I-A-2 Notes: The Class I-A-2 PRS Mortgage-Backed Notes, Series 20[__]-[__], in substantially the form set forth in Exhibit A-1 to the Indenture.]
     [Class II-A-1 Notes: The Class II-A-1 PRS Mortgage-Backed Notes, Series 20[__]-[__], in substantially the form set forth in Exhibit A-1 to the Indenture.]
     [Class II-A-2 Notes: The Class II-A-2 PRS Mortgage-Backed Notes, Series 20[__]-[__], in substantially the form set forth in Exhibit A-1 to the Indenture.]
     Class A Notes: Collectively, the [Class I-A-1 Notes, Class I-A-2 Notes, Class II-A-1 Notes and Class II-A-2 Notes].
     Class A Principal Distribution Amount: With respect to any Payment Date that is prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Collection Distribution Amount for such Payment Date. With respect to any Payment Date on or after the Stepdown Date if a Trigger Event is not in effect as of such Payment Date, the lesser of (a) the Principal Collection Distribution Amount for such Payment Date and (b) the excess of (i) the aggregate Note Balance of the Class A Notes as of such Payment Date prior to any distributions thereon over (ii) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the Pool Balance after giving effect to distributions to be made on such Payment Date and (y) the Pool Balance after to giving effect to distributions to be made on such Payment Date less the Overcollateralization Floor.
     Class M Net WAC Cap Rate: With respect to any Payment Date and the Class M Notes, a per annum rate equal to the weighted average of (i) the Group I Net WAC Rate and (ii) Group II Net WAC Rate, weighted on the basis of the related Subordinate Component.
     Class M Notes: Together, the [Class M-1 Notes and Class M-2 Notes].

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     [Class M-1 Notes: The Class M-1 PRS Mortgage-Backed Notes, Series 20[__]-[__], in substantially the form set forth in Exhibit A-1 to the Indenture.]
     [Class M-1 Principal Distribution Amount: With respect to any Payment Date that is prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the remaining Principal Collection Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount. With respect to any Payment Date on or after the Stepdown Date if a Trigger Event is not in effect as of such Payment Date, the lesser of (a) the remaining Principal Collection Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount and (b) the excess of (i) the aggregate Note Balance of the Class A Notes as of such Payment Date after any distributions on such Notes and (ii) the Note Balance of the Class M-1 Notes as of such Payment Date prior to any distributions thereon over (A) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the Pool Balance after giving effect to distributions to be made on such Payment Date and (y) the Pool Balance after to giving effect to distributions to be made on such Payment Date less the Overcollateralization Floor.]
     [Class M-2 Notes: The Class M-2 PRS Mortgage-Backed Notes, Series 20[__]-[__], in substantially the form set forth in Exhibit A-1 to the Indenture.]
     [Class M-2 Principal Distribution Amount: With respect to any Payment Date that is prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the remaining Principal Collection Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount. With respect to any Payment Date on or after the Stepdown Date if a Trigger Event is not in effect as of such Payment Date, the lesser of (a) the remaining Principal Collection Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (b) the excess of (i) the aggregate Note Balance of the Class A Notes and the Class M-1 Notes as of such Payment Date after any distributions on such Notes and (ii) the Note Balance of the Class M-2 Notes as of such Payment Date prior to any distributions thereon over (A) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the Pool Balance after giving effect to distributions to be made on such Payment Date and (y) the Pool Balance after to giving effect to distributions to be made on such Payment Date less the Overcollateralization Floor.]
     Class Principal Balance: For each Class of Notes, the Initial Note Balance thereof as reduced on each successive Payment Date by principal distributed in respect thereof on such Payment Date pursuant to Section 3.03 of the Servicing Agreement and Section 3.05 of the Indenture.
     Class SB Certificates: The Class SB Certificates substantially in the form of Exhibit A to the Trust Agreement and entitled to distributions as provided in the Trust Agreement.
     Class SB Distribution Amount: On any Payment Date, the sum of (i) Accrued Certificate Interest for such Payment Date, (ii) the amounts payable to the Certificates pursuant to Section 3.05(a)(ix) of the Indenture and (iii) the Overcollateralization Release Amount, if any, for the Determination Date related to such Payment Date, reduced, but not below zero, by the

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Liquidation Loss Distribution Amount and Overcollateralization Increase Amount for such Payment Date, all of the foregoing done without double counting either in addition or subtraction.
     Closing Date: [________], 20[__].
     Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
     Collateral: The meaning specified in the Granting Clause of the Indenture.
     Collection Period: With respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date.
     Collections: With respect to any Collection Period, all Interest Collections and Principal Collections during such Collection Period.
     Combined Loan-to-Value Ratio or CLTV: With respect to each Mortgage Loan, the ratio, expressed as a percentage, of the sum of (i) the initial principal balance of such Mortgage Loan, and (ii) any outstanding principal balance, at origination of such Mortgage Loan, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the Appraised Value, or, when not available, the Stated Value.
     Commission: The Securities and Exchange Commission.
     Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at [____________________], [____________________], [____________________] [_____], Attention: [____________________]. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at [____________________], [____________________], [____________________] [_____], Attention: [____________________].
     Custodial Account: The account or accounts created and maintained by the Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Servicer shall deposit or cause to be deposited certain amounts in respect of the Mortgage Loans.
     Custodial Agreement: The Custodial Agreement, dated the Closing Date, among the Custodian, the Indenture Trustee, the Issuer and the Servicer relating to the custody of the Mortgage Loans and the Related Documents.
     Custodian: [____________________] and its successors and assigns, as applicable pursuant to the Custodial Agreement, or any other successor custodian of the Mortgage Files appointed by the Indenture Trustee and reasonably acceptable to the Servicer.

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     Cut-Off Date: [____________________], 20[__].
     Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the last day of the Billing Cycle immediately prior to the Cut-Off Date.
     Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.
     Definitive Notes: Any definitive, fully registered Note, as described in Section 4.06 of the Indenture.
     Deleted Loan: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Loan.
     Delinquent: As used herein, a Mortgage Loan is considered to be: “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on May 1 that remained unpaid as of the close of business on June 30 would then be considered to be 30 to 59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.
     Delinquency Percentages: With respect to any Payment Date, the percentage equivalent of a fraction (A) the numerator of which is the Principal Balance that are Delinquent for 60 days or more as of such Payment Date and (B) the denominator of which is the Pool Balance, in each case as of the beginning of the related Collection Period, expressed as a percentage.
     Depositor: Phoenix Residential Securities, LLC, a Delaware limited liability company, or its successor in interest.
     Depository: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Issuer. Any successor to the Depository shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and the regulations of the Commission thereunder.
     Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.
     Determination Date: With respect to any Payment Date, the 18th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

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     Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Distribution Account.
     Due Date: With respect to each Mortgage Loan, the date on which monthly payments on such Mortgage Loan are due.
     Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts maintained with a depository institution or trust company, as long as its short-term debt obligations are rated P-1 by Moody’s, and A-2 by Standard & Poor’s (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 by Moody’s and AA- by Standard & Poor’s (or the equivalent) or better by each Rating Agency; provided that if on any day the rating of such depository institution falls below Standard & Poor’s rating of A-2, such depository institution will be replaced within 30 days of such day, or (iii) a segregated trust account or accounts maintained in the corporate trust division of a depository institution or trust company, acting in its fiduciary capacity, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account will not cause a Rating Event.
     Eligible Substitute Loan: A Mortgage Loan substituted by the Seller for a Deleted Loan, which must, on the date of such substitution, as confirmed in an Officers’ Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty made by [____] and set forth in Section 3.1(b) of the Purchase Agreement, other than clauses (viii), (xiii), (xxiv), (xxv)(B), (xxvi) and (xxvii) thereof, and comply with each of the representations and warranties made by [________] set forth in Section 3.1(d)(II) of the Purchase Agreement, as of the date of substitution; (iii) have a Loan Rate and Net Loan Rate no lower than and not more than 1% per annum higher than the Loan Rate and Net Loan Rate, respectively, of the Deleted Loan as of the date of substitution; (iv) have a CLTV at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan; and (vi) not be 30 days or more delinquent.
     ERISA: The Employee Retirement Income Security Act of 1974, as amended.
     Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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     (a) a default in the payment of the principal of, any installment of the principal of or interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;
     (b) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Noteholders of at least 25% of the aggregate Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;
     (c) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (d) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.
     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     Excess Spread: With respect to any Payment Date, the excess, if any, of (i) Interest Collections for the related Collection Period over (ii) the sum of (x) the sum of the premium allocable to such Payment Date and (y) the aggregate amount distributed to the Noteholders as interest on such Payment Date pursuant to Section 3.05(a)(i) of the Indenture.
     Expenses: The meaning specified in Section 7.02 of the Trust Agreement.
     Fannie Mae: Fannie Mae, formerly the Federal National Mortgage Association, or any successor thereto.

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     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.
     Final Payment Date: The Payment Date in [__________].
     Fiscal Year: The fiscal year of the Trust, which shall end on December 31 of each year.
     Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of Liquidation Proceeds net of Liquidation Expenses exceeds (ii) the Principal Balance of such Liquidated Mortgage Loan (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) immediately prior to the final recovery of the related Liquidation Proceeds.
     Form 10-K Certification: As defined in Section 4.02(c) of the Servicing Agreement.
     Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.
     GAAP: Generally accepted accounting principles.
     Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
     Group I Liquidation Loss Amount: With respect to any Payment Date, Liquidation Loss Amounts related to the Group I Loans.
     Group I Liquidation Loss Distribution Amount: With respect to any Payment Date, an amount equal to the product of the Group I Liquidation Loss Percentage for such Payment Date and the Excess Spread available for distribution on such Payment Date in respect of Liquidation Loss Amounts, but not more than the Group I Liquidation Loss Distribution Entitlement for such Payment Date.
     Group I Liquidation Loss Distribution Entitlement: With respect to any Payment Date, an amount equal to the sum of (A) 100% of the Group I Liquidation Loss Amounts on such Payment Date, plus (B) any Group I Liquidation Loss Amounts remaining undistributed from any preceding Payment Date. Any Group I Liquidation Loss Amount remaining undistributed from any preceding Payment Date shall not be required to be paid as a Group I Liquidation Loss Distribution Amount to the extent that a Group I Liquidation Loss Amount was paid on the Class

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I-A-1 Notes by means of excess interest or was reflected in the reduction of the Overcollateralization Amount related to the Group I Loans.
     Group I Liquidation Loss Percentage: With respect to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the Group I Liquidation Loss Distribution Entitlement for such Payment Date and the denominator of which is the sum of the Group I Liquidation Loss Distribution Entitlement and the Group II Liquidation Loss Distribution Entitlement, in each case, for such Payment Date.
     Group I Loans: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Annex A-1 to the Mortgage Loan Schedule. The Group I Loans relate to the Class I-A-1 Notes and the Certificates.
     Group I Net WAC Rate: For each Payment Date, a per annum rate equal to the weighted average of the Net Loan Rates of the Group I Loans.
     Group I Overcollateralization Increase Amount: With respect to any Payment Date, an amount equal to the product of the Group I Overcollateralization Increase Amount Percentage and the Overcollateralization Increase Amount for such Payment Date.
     Group I Overcollateralization Increase Amount Percentage: With respect to any Payment Date, a fraction, expressed as a percentage, the numerator of which is equal to the sum of the Class I-A-1 Note Balance and the Class I-A-2 Note Balance on such Payment Date after payments of the Group I Principal Distribution Amount and Group I Liquidation Loss Distribution Amount thereon, and the denominator of which is the aggregate Note Balance of the Class A Notes on such Payment Date after all payments thereon.
     Group I Principal Distribution Amount: On any Payment Date, the Class A Principal Distribution Amount for such Payment Date multiplied by a fraction, the numerator of which is the portion of the Principal Collections related to the Group I Loans for such Payment Date and the denominator of which is the Principal Collections for all of the Mortgage Loans for such Payment Date.
     Group II Liquidation Loss Amount: With respect to any Payment Date, Liquidation Loss Amounts related to the Group II Loans.
     Group II Liquidation Loss Distribution Amount: With respect to any Payment Date, an amount equal to the product of the Group II Liquidation Loss Percentage for such Payment Date and the Excess Spread available for distribution on such Payment Date in respect of Liquidation Loss Amounts, but not more than the Group II Liquidation Loss Distribution Entitlement for such Payment Date.
     Group II Liquidation Loss Distribution Entitlement: With respect to any Payment Date, an amount equal to the sum of (A) 100% of the Group II Liquidation Loss Amounts on such Payment Date, plus (B) any Group II Liquidation Loss Amounts remaining undistributed from any preceding Payment Date. Any Group II Liquidation Loss Amount remaining undistributed from any preceding Payment Date shall not be required to be paid as a Group II Liquidation Loss Distribution Amount to the extent that a Group II Liquidation Loss Amount was paid on the

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Class II-A-1 and Class II-A-2 Notes by means of excess interest or was reflected in the reduction of the Overcollateralization Amount related to the Group II Loans.
     Group II Liquidation Loss Percentage: With respect to each Payment Date, a fraction, expressed as a percentage, the numerator of which is the Group II Liquidation Loss Distribution Entitlement for such Payment Date and the denominator of which is the sum of the Group I Liquidation Loss Distribution Entitlement and the Group II Liquidation Loss Distribution Entitlement, in each case, for such Payment Date.
     Group II Loans: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Annex A-2 to the Mortgage Loan Schedule. The Group II Loans relate to the Class II-A-1 Notes, Class II-A-2 Notes and the Certificates.
     Group II Net WAC Rate: For each Payment Date, a per annum rate equal to the weighted average of the Net Loan Rates of the Group II Loans.
     Group II Overcollateralization Increase Amount: With respect to any Payment Date, an amount equal to the product of the Group II Overcollateralization Increase Amount Percentage and the Overcollateralization Increase Amount for such Payment Date.
     Group II Overcollateralization Increase Amount Percentage: With respect to any Payment Date, a fraction, expressed as a percentage, the numerator of which is equal to the sum of the sum of the Class II-A-1 Note Balance and the Class II-A-2 Note Balance on such Payment Date after payments of the Group II Principal Distribution Amount and Group II Liquidation Loss Distribution Amount thereon, and the denominator of which is the aggregate Note Balance of the Class A Notes on such Payment Date after all payments thereon.
     Group II Principal Distribution Amount: On any Payment Date, the Class A Principal Distribution Amount for that Payment Date multiplied by a fraction, the numerator of which is the portion of the Principal Collections related to the Group II Loans for that Payment Date and the denominator of which is the Principal Collections for all of the Mortgage Loans for that Payment Date.
     Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.
     Indenture: The Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee.
     Indenture Trustee: [________], a national banking association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.
     Independent: When used with respect to any specified Person, such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as

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an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
     Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
     Initial Aggregate Note Balance: $[__________].
     Initial Class I-A-1 Note Balance: $[__________].
     Initial Class I-A-2 Note Balance: $[__________].
     Initial Class II-A-1 Note Balance: $[__________].
     Initial Class II-A-2 Note Balance: $[__________].
     Initial Class M-1 Note Balance: $[__________].
     Initial Class M-2 Note Balance: $[__________].
     Initial Certificate Balance: $[__________].
     Initial Note Balance: The [Initial Class I-A-1 Note Balance, Initial Class I-A-2 Note Balance, Initial Class II-A-1 Note Balance, Initial Class II-A-2 Note Balance, Initial Class M-1 Note Balance or Initial Class M-2 Note Balance] as applicable.
     Initial Pool Balance: The aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date.
     Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts

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generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.
     Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Servicer, or amounts required to be paid by the Servicer pursuant to the next to last sentence of Section 3.04 of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the related Mortgagor in accordance with the Servicer’s normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.
     Interest Collections: With respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Net Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan) as is paid by the Seller or the Servicer (including any optional servicing advance) or is collected and applied by the Servicer under the Mortgage Loans during the related Collection Period, and reduced by the Servicing Fee for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection Period. The terms of the related Mortgage Note shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.
     Interest Period: With respect to each Class of Notes, other than the first Payment Date, the period commencing on the Payment Date in the month immediately preceding the month in which such Payment Date occurs and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period commencing on the Closing Date and ending on the day preceding the first Payment Date.
     Issuer or Trust: The PRS Series 20[__]-[__] Trust, a Delaware statutory trust, or its successor in interest.
     Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.
     Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.
     Liquidated Mortgage Loan: With respect to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures

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specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related REO Property have been recovered.
     Liquidation Expenses: All out-of-pocket expenses (exclusive of overhead) incurred by or on behalf of the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting such Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.
     Liquidation Loss Amount: With respect to any Payment Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, the unrecovered portion of the Principal Balance of such Mortgage Loan and any unpaid accrued interest thereon at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Principal Balance.
     Liquidation Loss Distribution Amount: With respect to any Payment Date, the Group I Liquidation Loss Distribution Amount or the Group II Liquidation Loss Distribution Amount, as applicable.
     Liquidation Proceeds: Proceeds if any received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee’s sale, foreclosure sale or otherwise.
     Loan Group: Loan Group I or Loan Group II, as applicable.
     Loan Group I: The Mortgage Loans designated on the Mortgage Loan Schedule.
     Loan Group II: The Mortgage Loans designated on the Mortgage Loan Schedule.
     Loan Rate: With respect to any Mortgage Loan and any day, the per annum rate of interest applicable under the related Mortgage Note.
     Lost Note Affidavit: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the related Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note, if available).
     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
     MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

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     MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.
     MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.
     Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the terms of such Mortgage Loan.
     Moody’s: Moody’s Investors Service, Inc., or its successor in interest.
     Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.
     Mortgage File: With respect to each Mortgage Loan:
     (i) the original Mortgage Note endorsed without recourse to the order of the Trustee (which endorsement shall contain either an original signature or a facsimile signature of an authorized officer of [____]) or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;
     (ii) the original Mortgage, noting the presence of the MIN of the Mortgage Loan, if the Mortgage is registered on the MERS® System, and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by [____] that such Mortgage has been sent for recording, or a county certified copy of such Mortgage in the event the recording office keeps the original or if the original is lost;
     (iii) unless the Mortgage Loan is registered on the MERS® System, original assignments (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in recordable form from [____] to “[________], as Indenture Trustee under that certain Indenture dated as of [________], 20[__], for PRS Series 20[__]-[__] Trust, Mortgage-Backed Notes” c/o the Servicer at an address specified by the Servicer;
     (iv) originals of any intervening assignments of the Mortgage from the originator to [____] (or to MERS, if the Mortgage Loan is registered on the MERS® System, and which notes the presence of a MIN), with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by [____] that such original intervening assignment has been sent for recording; and
     (v) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to such Mortgage Loan; and

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     (vi) any documents required to be added to such documents pursuant to the Purchase Agreement, the Trust Agreement or the Servicing Agreement.
     It is understood that the Mortgage File (other than item (i) above) may be retained in microfilm, microfiche, optical storage or magnetic media in lieu of hard copy; provided, that with respect to any Mortgage Loan not registered on the MERS® System, the original assignment of Mortgage described in clause (iii) above shall be retained in the Mortgage File.
     Mortgage Loan Schedule: The initial schedule of Mortgage Loans as of the Cut-Off Date set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Mortgage Loan and the related Loan Group (i) the Cut-Off Date Principal Balance, (ii) the loan number and (iii) the lien position of the related Mortgage.
     Mortgage Loans: At any time, all mortgage loans that have been sold to the Issuer pursuant to the Trust Agreement, which are listed on the Mortgage Loan Schedule attached to the Servicing Agreement, together with all monies due or become due thereunder or the Related Documents, and that remain subject to the terms thereof.
     Mortgage Note: With respect to a Mortgage Loan, the promissory note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.
     Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.
     Mortgagor: The obligor or obligors under a Mortgage Note.
     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds, Liquidation Expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of, plus accrued and unpaid interest on, such Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan) and including any Recovery Amounts.
     Net Loan Rate: With respect to any Payment Date and any Mortgage Loan, the Loan Rate of that Mortgage Loan applicable to the Due Date in the related Collection Period, net of the Servicing Fee Rate.
     Net WAC Rate: The Group I Net WAC Rate, Group II Net WAC Rate or Class M Net WAC Cap Rate, as applicable.
     Net Worth: As of any date of determination, the net worth of [____] and its consolidated subsidiaries, as determined in accordance with GAAP.
     Non-United States Person: Any Person other than a United States Person.
     Nonrecoverable Advance: Any Advance or Subservicer Advance previously made or proposed to be made by the Servicer or Subservicer (as applicable) in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Servicer,

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will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. To the extent that any Mortgagor is not obligated under the related Mortgage documents to pay or reimburse any portion of any Servicing Advances that are outstanding with respect to the related Mortgage Loan as a result of a modification of such Mortgage Loan by the Servicer, which forgives amounts which the Servicer or Subservicer had previously advanced, and the Servicer determines that no other source of payment or reimbursement for such Advances is available to it, such Servicing Advances shall be deemed to be Nonrecoverable Advances. The determination by the Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officers’ Certificate delivered to the Depositor, the Indenture Trustee and the Servicer. Notwithstanding the above, the Indenture Trustee shall be entitled to rely upon any determination by the Servicer that any Advance previously made is a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor.
     Note Balance: With respect to any Payment Date and the Notes, the Initial Aggregate Note Balance reduced by all payments of principal on the Notes prior to such Payment Date and any allocation of Liquidation Loss Amounts on the Notes prior to such Payment Date.
     Note Owner or Owner: The Beneficial Owner of a Note.
     Note Payment Account: The account established by the Indenture Trustee pursuant to Sections 3.01 and 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Note Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.
     Note Rate: With respect to each Class of Notes, each Interest Period and the related Payment Date, a per annum rate equal to the least of:
     (i) for the Class I-A-1 Notes, the lesser of (a) [____]% and (b) the related Net WAC Rate;
     (ii) for the Class I-A-2 Notes, the lesser of (a) [____]% and (b) the related Net WAC Rate;
     (iii) for the Class II-A-1 Notes, the lesser of (a) [____]% and (b) the related Net WAC Rate; and
     (iv) for each Class of the Class II-A-2, Class M-1 and Class M-2 Notes, the lesser of (a) [____]% and (b) the related Net WAC Rate.
     Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.
     Note Registrar: The Indenture Trustee, in its capacity as Note Registrar.

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     Noteholder or Holder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided, that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Noteholders if the pledgee thereof establishes to the satisfaction of the Indenture Trustee or the Owner Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of any of the foregoing Persons.
     Notes: Any of the [Class I-A-1 Notes, Class I-A-2 Notes, Class II-A-1 Notes, Class II-A-2 Notes, Class M-1 Notes or Class M-2 Notes] issued and outstanding pursuant to the Indenture.
     Officer’s Certificate: With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.
     Opinion of Counsel: A written opinion of counsel of a law firm reasonably acceptable to the recipient thereof. Any Opinion of Counsel for the Servicer may be provided by in-house counsel for the Servicer if reasonably acceptable.
     Optional Call Date: Any Payment Date on which the Note Balance is less than 10% of the Initial Aggregate Note Balance prior to giving effect to any payments of principal on such Payment Date.
     Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:
     (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and
     (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;
     Overcollateralization Amount: With respect to any Payment Date, the amount (but not less than zero), if any, by which (a) the aggregate outstanding Principal Balance of the Mortgage Loans as of the close of business on the last day of the related Collection Period exceeds (b) the aggregate Note Balance of the Notes.

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     Overcollateralization Floor: An amount equal to [____]% of the Initial Pool Balance.
     Overcollateralization Increase Amount: With respect to any Payment Date, the amount necessary to increase the Overcollateralization Amount to the Overcollateralization Target Amount.
     Overcollateralization Release Amount: With respect to any Payment Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount, which, on such Payment Date, shall not exceed an amount equal to the total Principal Collections for such Payment Date.
     Overcollateralization Target Amount: With respect to any Payment Date prior to the Stepdown Date, the Required Overcollateralization Amount will be [____]% of the Initial Pool Balance. With respect to any Payment Date on or after the Stepdown Date, an amount equal to the greater of (i) [____]% of the Pool Balance as of the last day of the related Collection Period and (ii) [____]% of the Initial Pool Balance. The Overcollateralization Target Amount may be reduced from time to time written notice from each Rating Agency that the rating will not be reduced or withdrawn as a result of the change in the Overcollateralization Target Amount.
     Owner Trust: PRS Series 20[__]-[__] Trust, created by the Certificate of Trust pursuant to the Trust Agreement.
     Owner Trustee: [____________], not in its individual capacity but solely as owner trustee, and its successors and assigns or any successor Owner Trustee appointed pursuant to the terms of the Trust Agreement.
     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.
     P&I Advances: Any advance made by the Servicer of a principal or interest payment with respect to a Mortgage Loan.
     Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.
     Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.
     Percentage Interest: With respect to any Note and Payment Date, the percentage obtained by dividing the Note Balance of such Note by the aggregate Note Balance of all Notes prior to such Payment Date. With respect to any Certificate and any Payment Date, the Percentage Interest stated on the face of such Certificate.
     Permitted Investments: One or more of the following:

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     (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;
     (ii) repurchase agreements on obligations specified in clause (i) above maturing not more than one month from the date of acquisition thereof; provided, that the unsecured short-term debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category available;
     (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided, that the short-term debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating category available; and provided further, that if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and provided further, that if the only Rating Agency is Standard & Poor’s and the original maturity of such short-term debt obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+;
     (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating category available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;
     (v) a money market fund or a qualified investment fund (including without limitation, any such fund for which the Indenture Trustee or an Affiliate of the Indenture Trustee acts as an advisor or a manager) rated by each Rating Agency in one of its two highest long-term rating categories available (if so rated by such Rating Agency); and
     (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not cause a Rating Event, as evidenced in writing;
provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest long-term debt rating category available shall mean

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AAA in the case of Standard & Poor’s and Aaa in the case of Moody’s, and references herein to the highest short-term rating category available shall mean A-1 in the case of Standard & Poor’s and P-1 in the case of Moody’s.
     Person: Any legal individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA or Section 4975 of the Code, as described in Section 3.05 of the Trust Agreement.
     Plan Assets: The meaning specified in Section 2510.3-101 of the Department of Labor Regulations, as modified by Section 3(42) of ERISA, and as described in Section 3.05 of the Trust Agreement.
     Pool Balance: With respect to any date, the aggregate Principal Balance of all Mortgage Loans as of such date.
     Predecessor Note: With respect to any Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as such mutilated, lost, destroyed or stolen Note.
     Primary Insurance Policy: With respect to any Mortgage Loan, each primary policy of mortgage guaranty insurance or replacement policy therefor. Each Mortgage Loan with a Primary Insurance Policy is identified on Exhibit A with the exception of either code “23” or “96” under the column “MI CO CODE.”
     Principal Balance: With respect to any Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any day, the related Cut-Off Date Principal Balance, minus all collections credited as principal in respect of any such Mortgage Loan in accordance with the related Mortgage Note and applied in reduction of the Principal Balance thereof. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds and a Principal Balance of zero thereafter.
     Principal Collections: With respect to any Payment Date, an amount equal to the sum of (i) the principal portion of all scheduled Monthly Payments on the Mortgage Loans received during the related Collection Period, as reported by the Servicer or the related Subservicer; (ii) the principal portion of all proceeds of the repurchase of any Mortgage Loans (or, in the case of a substitution, any Substitution Adjustment Amounts) during the related Collection Period; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the related Collection Period (or deemed to be received during the related Collection Period), including, without limitation, full and partial Principal Prepayments made by the

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respective Mortgagors, Net Liquidation Proceeds and Subsequent Net Recovery Amounts, to the extent not previously distributed.
     Principal Collection Distribution Amount: For any Payment Date, the total Principal Collections for such Payment Date less any Overcollateralization Release Amount for such Payment Date.
     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.
     Program Guide: The GMAC Bank Correspondent Funding Client Guide, as in effect from time to time.
     Purchase Agreement: The mortgage loan purchase agreement dated as of the Closing Date, among the Seller, the Purchaser, the Issuer and the Indenture Trustee.
     Purchase Price: The amounts specified in Section 2.3(a) of the Purchase Agreement.
     Purchaser: Phoenix Residential Securities, LLC, as purchaser under the Purchase Agreement.
     Rating Agency: Each of [Moody’s and Standard & Poor’s] or, if any such organization or a successor thereto is no longer in existence, such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor’s and P-1 or better in the case of Moody’s; and in the case of any other Rating Agency, shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and “Aaa” in the case of Moody’s; and in the case of any other Rating Agency, shall mean such equivalent rating.
     Record Date: With respect to any Payment Date, the close of business on the last Business Day preceding such Payment Date, and in the case of the first Payment Date, the Closing Date.
     Recovery Amount: Amounts collected on a Mortgage Loan after the Mortgage Loan becomes a Liquidated Mortgage Loan, net of any Servicing Fee, Recovery Fee and any reimbursement for advances and expenses of the Servicer.
     Recovery Fee: A customary fee calculated based on additional recovery amounts charged for the collection of such additional recovery amounts on any Mortgage Loan after the date that such Mortgage Loan became a Liquidated Mortgage Loan.
     Regulation AB: Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Mortgage Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506,

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1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     Related Documents: With respect to each Mortgage Loan, the documents contained in the Mortgage File.
     Relief Act Shortfalls: With respect to any Payment Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the related Collection Period as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state legislation or regulations, the shortfall, if any, equal to (i) one month’s interest on the Principal Balance of such Mortgage Loan at the applicable Loan Rate, over (ii) the interest collectible on such Mortgage Loan during such Collection Period.
     Repurchase Event: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date, the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Mortgage Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are customarily accepted for similar loans and (D) other matters to which like properties are commonly subject that do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.
     Repurchase Price: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Purchase Agreement or purchased by the Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Loan Rate (or with respect to the last day of the month in the month of repurchase, the Loan Rate will be the Loan Rate in effect as of the second to last day in such month) on the outstanding Principal Balance thereof from the Due Date to which interest was last paid by the related Mortgagor to the first day of the month following the month of purchase and (iii) in connection with any Mortgage Loan required to be repurchased pursuant to Sections 2.1 or 3.1 of the Purchase Agreement, any costs and damages incurred by the Trust with respect to such Mortgage Loan in connection with a breach of Section 3.1(b)(x) of the Purchase Agreement.
     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Servicing Agreement or the related Subservicing Agreement in respect of such Mortgage Loan.
     Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

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     Rolling Six-Month Annualized Liquidation Loss Amounts: With respect to any Determination Date occurring after the fifth Determination Date, the product (expressed as a percentage) of (i) the aggregate Liquidation Loss Amounts as of the end of each of the six Collection Periods (reduced by the aggregate Subsequent Net Recovery Amounts for such Collection Periods) immediately preceding such Determination Date divided by the Initial Pool Balance and (ii) two (2).
     Rolling Three-Month Delinquency Percentage: With respect to any Payment Date and the Mortgage Loans, the arithmetic average of the Delinquency Percentages determined for such Payment Date and for each of the two preceding Payment Dates.
     Rule 17g-5: As defined in Section 10.19.
     Rule 17g-5 Website: As defined in Section 10.19.
     Secretary of State: The Secretary of State of the State of Delaware.
     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     Securitization Transaction: Any transaction involving a sale or other transfer of mortgage loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities.
     Securities Balance: The Note Balance or Certificate Balance, as the context may require.
     Security: Any Certificate or a Note, as the context may require.
     Securityholder: Any Noteholder or Certificateholder.
     Seller: [__________________], a Delaware statutory trust, and its successors and assigns.
     Senior Enhancement Percentage: For any Payment Date, the percentage obtained by dividing (i) the sum of (a) the aggregate Note Balances of the Class M Notes immediately prior to such Payment Date and (b) the Overcollateralization Amount, in each case prior to the distribution of the Principal Collection Distribution Amount on such Payment Date, by (ii) the Pool Balance as of the last day of the related Collection Period.
     Servicer: [____________], a [________] [corporation][limited liability company], and its successors and assigns.
     Servicing Advances: Any customary, reasonable and necessary “out of pocket” costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Servicer or a Subservicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a cooperative loan, the related cooperative apartment, (ii) any enforcement or judicial proceedings, including foreclosures, including any expenses incurred in relation to any

24

such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management and liquidation of any REO Property, (iv) any loss mitigation procedures implemented in accordance with the Servicing Agreement, and (v) compliance with the obligations under the Servicing Agreement, including, if the Servicer or any Affiliate of the Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.
     Servicing Agreement: The servicing agreement dated as of the Closing Date among the Servicer, the Issuer and the Indenture Trustee.
     Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer in accordance with Section 4.01 of the Servicing Agreement.
     Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
     Servicing Default: Any one of the following events:
     (i) any failure by the Servicer to deposit in the Custodial Account, the Note Payment Account or the Distribution Account any deposit required to be made under the terms of the Servicing Agreement that continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee;
     (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Securities or in the Servicing Agreement, which failure, in each case, materially and adversely affects the interests of the Securityholders, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” under the Servicing Agreement, shall have been given to the Servicer by the Issuer or the Indenture Trustee;
     (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Servicer or its property, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
     (iv) the Servicer shall voluntarily submit to Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law relating to the Servicer or of or relating to all or substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

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     (v) the Servicer’s Tangible Net Worth at any time is less than $100,000,000 [and [____] fails to own, directly or indirectly, at least 51% of the common stock of the Servicer]; or
     (vi) the Rolling Six-Month Annualized Liquidation Loss Amount with respect to the Mortgage Loans exceeds 1.50%.
     Servicing Fee: With respect to any Mortgage Loan and any Collection Period, the product of (i) the Servicing Fee Rate divided by 12 and (ii) the related Principal Balance as of the first day of such Collection Period.
     Servicing Fee Rate: [___]% per annum.
     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may be amended from time to time.
     Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.
     Stated Value: With respect to any Mortgage Loan, the stated value of the related Mortgaged Property determined in accordance with the Program Guide and given by the related Mortgagor in his or her application.
     Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.
     Stepdown Date: The earlier to occur of (i) the Payment Date immediately succeeding the Payment Date on which the aggregate Note Balances of the Class A Notes have been reduced to zero or (ii) the later to occur of (i) the Payment Date in [___________] and (ii) the Payment Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account Principal Collections on the Mortgage Loans due on the related Due Date or received during the related prepayment period but prior to distribution of the Principal Collection Distribution Amount in respect of the Notes then entitled to distributions of principal on such Payment Date) is greater than or equal to approximately [___]%.
     Subordinate Component: With respect to each Loan Group and any Payment Date, the positive excess, if any, of the aggregate Pool Balance in that Loan Group, over the aggregate Note Balance of the related Class A Notes, in each case immediately prior to that Payment Date.
     Subordination Percentage: With respect to the Class A Notes, [___]%; with respect to the Class M-1 Notes, [___]%; and with respect to the Class M-2 Notes, [___]%.
     Subsequent Net Recovery Amounts: Recovery Amounts collected on a Mortgage Loan after the Mortgage Loan becomes a Liquidated Mortgage Loan, net of any Recovery Fee.
     Subservicer: Each Person that enters into a Subservicing Agreement as a subservicer of Mortgage Loans.

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     Subservicing Account: The account established by the Subservicer pursuant to the Subservicing Agreement.
     Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.
     Subservicing Agreement: The written contract between the Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.01(b) of the Servicing Agreement.
     Substitution Adjustment Amount: With respect to any Eligible Substitute Loan and any Deleted Loan, the amount, if any, as determined by the Servicer, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Securityholders in the month of substitution).
     Tangible Net Worth: Net Worth, less the sum of the following (without duplication): (a) any other assets of [____] and its consolidated subsidiaries that would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of asset-backed securities and asset-backed securities that are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of [____] or its consolidated subsidiaries other than mortgage loans made to such Persons in the ordinary course of business.
     Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.
     Transfer Date: The Payment Date on which the Servicer, upon receipt of written notice and direction from the Issuer, shall cause the retransfer of Mortgage Loans from the Trust Estate to the Issuer, pursuant to Section 3.15(c) of the Servicing Agreement.
     Transfer Notice Date: The fifth Business Day prior to the Transfer Date for which the Servicer shall give the Indenture Trustee and the Rating Agencies a notice of the proposed retransfer of Mortgage Loans, pursuant to Section 3.15(c) of the Servicing Agreement.
     Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.
     Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.
     Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary

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regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.
     Trigger Event: With respect to any Payment Date on or after the Stepdown Date if either (a) the Rolling Three-Month Delinquency Percentage as determined on that Payment Date, exceeds [___]% of the Senior Enhancement Percentage for that Payment Date or (b) the aggregate amount of Liquidation Loss Amounts on the mortgage loans as a percentage of the initial aggregate Pool Balance as of the cut-off date exceeds the applicable amount set forth below:
•	[____________] to [____________]: [___]%.
•	[____________] to [____________]: [___]% with respect to [____________], plus an additional 1/12th of [___]% for each month through [____________].
•	[____________] to [____________]: [___]% with respect to [____________], plus an additional 1/12th of [___]% for each month through [____________].
•	[____________] to [____________]: [___]% with respect to [____________], plus an additional 1/12th of [___]% for each month through [____________].
•	[____________] and thereafter: [___]%.
     Trust Agreement: The trust agreement dated as of the Closing Date, between the Owner Trustee and the Depositor.
     Trust Estate: The meaning specified in the Granting Clause of the Indenture.
     Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.
     UCC: The Uniform Commercial Code, as in effect from time to time, as in effect in any specified jurisdiction.
     Unpaid Principal Amount: As defined in Section 3.05(a) of the Indenture.

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